Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND AGREEMENT (this “Agreement”), dated July 30, 2021, is by and between San Isidro Energy Company II, LLC, a Texas limited liability company, whose mailing address is 500 North Shoreline Blvd., Suite 1005, Corpus Christi, Texas 78401 (“Seller”), SilverBow Resources Operating, LLC, a Texas limited liability company, whose mailing address is 920 Memorial City Way, Suite 850, Houston, Texas 77024 (“Buyer”), and SilverBow Resources, Inc., a Delaware corporation (“SilverBow”). Seller and Buyer are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WITNESSETH:

Seller desires to sell and Buyer desires to purchase from Seller, on the terms set forth in this Agreement, all Seller’s right, title and interest to that oil, gas and other leasehold interest and related assets and contracts, effective as of the Effective Date. Therefore, in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign, and transfer to Buyer and Buyer agrees to purchase and acquire from Seller at the Closing, but effective as of the Effective Date (as defined in Section 2.3), all of Seller’s right, title, and interest in and to the following assets, other than the Excluded Assets (collectively, the “Assets”), to-wit:

(a) the lands and the oil, gas and mineral lease, and the interest owned therein, described on Exhibit “A” attached hereto, whether the interests of Seller in such property are fee interest, leasehold interests, working interests, farmout rights, or other mineral rights of any nature, subject to the terms, conditions, covenants and obligations set forth in such lease or on Exhibit “A” (the “Lease”);

(b) any and all oil, gas, water, CO2 and disposal wells located on the Lease, including the wells described on Exhibit “B” (the “Wells”), whether plugged and abandoned, temporarily abandoned, or otherwise, and the rights to pooled or unitized acreage of which the Lease and Wells are a part;

(c) all oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, product, liquids and other hydrocarbons (the “Hydrocarbons”) and other minerals of materials of every kind and description produced from the Lease and either (i) in storage on the Effective Date; or (ii) sold on or after the Effective Date.

(d) all permits, licenses, allowances, water rights, registrations, consents, orders, approvals, variances, authorizations, servitudes, easements, rights-of-way, surface leases, other surface interests and surface rights to the extent appurtenant to or used in connection with the ownership, operation, production, gathering, treatment, processing, storing, sale or disposal of Hydrocarbons or produced water from the Lease or any of the Assets;

(e) all equipment, machinery, fixtures, inventory and other personal, movable and mixed property that is owned or held for use in connection with the operation, production, gathering, treating, transportation, or marketing of Hydrocarbons from the Wells, and including well equipment, casing, tubing, pumps, motors, machinery, platforms, rods, tanks, boilers, fixtures, compression equipment, flowlines, pipelines, gathering systems associated with the Wells, manifolds, processing and separation facilities, pads, structures, materials, and other items primarily used in the operation thereof;

(f) all contracts to which Seller is a party or is bound that relate to any of the Assets and (in each case) that will be binding on Buyer from and after the Effective Date, but only to the extent they relate to the Assets and not to other assets of Seller, including: communitization agreements; net profits agreements; production payment agreements; area of mutual interest agreements; joint venture agreements; confidentiality agreements; farmin and farmout agreements; bottom hole agreements; crude oil, condensate, and natural gas purchase and sale, gathering, transportation, and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling declarations or agreements; unitization agreements; processing agreements; saltwater disposal agreements; facilities or equipment leases; and other similar contracts and agreements, but exclusive of any master service agreements (collectively, the “Contracts”); and

(g) copies (which may, in Seller’s sole discretion, be electronic copies) of all of the books, files, records, information and data, whether written or electronically stored, primarily relating to the Assets in Seller’s possession, including: (i) land and title records (including prospect files, maps, lease records, abstracts of title, title opinions and title curative documents); (ii) Contract files; (iii) correspondence; (iv) operations, environmental, production, and accounting records; and (v) facility and well records (collectively, the “Records”).

1.2 Excluded Assets. As used herein, “Excluded Assets” shall be (a) except to the extent related to any Assumed Liabilities, all trade credits and all accounts, instruments and general intangibles (as such terms are defined in the Texas Uniform Commercial Code) attributable to the Assets with respect to any period prior to the Effective Date; (b) all claims and causes of actions of Seller (i) arising from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Date, or (ii) with respect to any of the Excluded Assets; (c) all rights, titles, claims, and interests of Seller, except to the extent related to any Assumed Liabilities (i) under any policy or agreement of insurance or indemnity, (ii) under any bond, supplemental bond, letter of credit, guarantees, other securities, or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property, occurring prior to the Effective Date; (d) all Hydrocarbons produced and sold from the Assets with respect to all periods prior to the Effective Date, together with all proceeds from or of such Hydrocarbons; (e) all amounts due or payable to Seller as adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Date; (f) all proceeds, income or revenues (and any security or other deposits made) attributable to (i) the Assets for any period prior to the Effective Date, or (ii) any of the other Excluded Assets; (g) all of Seller’s and its affiliates’ proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (h) all accounting data related to the Assets relating to the period prior to the Effective Date, (i) all documents and instruments of Seller that may be protected by an attorney-client privilege; (j) all audit rights arising under any of the Contracts or otherwise with respect to any period prior to the Effective Date or to any of the Excluded Assets; (k) all (i) lists of prospective purchasers for the transactions contemplated by this Agreement complied by Seller or its representatives, (ii) bids submitted by other prospective purchasers of the Assets, (iii) analyses by Seller or its representatives of any bids submitted by any prospective purchaser, (iv) correspondence between or among Seller and its representatives, and any prospective purchaser other than Buyer; (l) except to the extent related to any Assumed Liabilities, all amounts due or payable to Seller as adjustments or refunds under any Contract with respect to periods before the Effective Date; (m) all of Seller’s corporate minute books, financial records, and other business records that relate to Seller’s business generally; and (n) all communications equipment (including, without limitation, antenna towers, radios, personal computers and associated peripherals, radio and telephone equipment and telemetry devices), tools, and warehouse stock, in each case, that are not used or held for use in connection with the Assets.

ARTICLE II

PURCHASE PRICE

2.1 Purchase Price. The purchase price for the Assets will be $24,000,000.00, as adjusted pursuant to Section 2.1 herein (“Purchase Price”). The Purchase Price consists of (i) $13,000,000 in cash or other immediately available funds (the “Cash Purchase Price”), and (ii) 516,675 fully paid and nonassessable of shares of Common Stock (as defined below) (“Stock Consideration”) of SilverBow Resources, Inc. valued, for purposes of this Agreement, at $21.29 per share of Common Stock, which shall be issued subject to the terms and conditions herein.

2.2 Purchase Price Allocations and Adjustments. The Cash Purchase Price shall be adjusted in the following manner without duplication:

(a) Seller shall be entitled to all revenues, production, proceeds, income, and products from or attributable to the Assets and to all other income, proceeds, receipts, and credits earned with respect to the Assets (the “Revenues”) earned prior to the Effective Date and shall be responsible for (and entitled to any refunds with respect to) all Property Costs attributable to the Assets and which were incurred prior to the Effective Date. “Property Costs” shall mean all operating expenses and capital expenditures incurred in the ordinary course of business attributable to the use, operation, and ownership of the Assets, including overhead charges under applicable operating agreements, but excluding asset taxes and the Retained Liabilities. The Cash Purchase Price shall be increased by (i) the value of all merchantable, allowable oil in storage above the pipeline connection on the Effective Date that is credited to the Assets, such value to be the market price in effect as of the Effective Date less applicable taxes, (ii) an amount equal to the costs and expenses (excluding royalties and production taxes paid with respect to the Assets) paid by or economically borne by Seller that are attributable to the Assets from and after the Effective Date, (iii) any amounts, including without limitation, bond and insurance premiums paid by or on behalf of Seller attributable to coverage after the Effective Date, and (iv) an amount equal to the proceeds received by Buyer for the sale of Hydrocarbons produced from the Assets prior to the Effective Date (including any proceeds received by Buyer for the sale of Hydrocarbons produced from the Assets, net of all applicable taxes not reimbursed to Buyer by a purchase of such Hydrocarbons); and

(b) Buyer shall be entitled to all Revenues from and after the Effective Date, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs attributable to the Assets from and after the Effective Date. The Cash Purchase Price shall be decreased by the following amounts:

(i) An amount equal to the proceeds received by Seller for the sale of Hydrocarbons produced from the Assets attributable to the period from and after the Effective Date (including any proceeds received by Seller for the sale of Hydrocarbons produced from the Assets, net of all applicable taxes not reimbursed to Seller by a purchaser of such Hydrocarbons);

(ii) An amount equal to all other proceeds, income, receipts and credits earned with respect to the Assets from and after the Effective Date and received by Seller;

(iii) An amount equal to the costs and expenses (excluding royalties and production taxes paid with respect to the Assets) paid by or economically borne by Buyer that are attributable to the Assets for the period of time prior to the Effective Date, whether paid before or after the Effective Date; and

(iv) The amount of taxes prorated to Seller in accordance with Section 3.2.

2.3 Effective Date. The “Effective Date” shall be August 1, 2021, as of 7:00 a.m., Central Standard Time.

2.4 Purchase Price Allocations. Seller and Buyer agree that the Purchase Price (plus any other amounts required to be treated as consideration for U.S. federal income tax purposes) shall be allocated among the Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and any similar provision of state, local or foreign law, as appropriate. Each of the Buyer and the Seller shall use commercially reasonable efforts to agree on a determination for tax reporting purposes for the thirty (30) day period following the Final Settlement Date and shall report the transactions contemplated herein consistent with such agreement. In the absence of an agreement, each of the Buyer and the Seller shall make its own determination as to the purchase price allocation.

ARTICLE III

TAXES

3.1 Payment of Taxes. Any sales, use, transfer and similar taxes or fees (which for the avoidance of doubt, does not include Seller’s federal, state or local income taxes) directly associated with this purchase and sale of the Assets will be borne by Buyer. Each Party shall be responsible for its own federal, state and local income taxes, if any, as may result from the transaction contemplated hereby.

3.2 Tax Prorations. Real and personal property taxes for the Assets shall be apportioned between Buyer and Seller as of the Effective Date based upon the valuation used in the 2020 real and personal property taxes assessed on the Assets. Any production, severance, and similar asset taxes other than real and personal property taxes (including any applicable interest or penalties) that are attributable to the severance or production of Hydrocarbons shall be allocated to the period during which the relevant production or severance occurred.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Seller’s Representations and Warranties. Seller represents and warrants as follows:

(a) Formation and Qualification. Seller is a Texas limited liability company, duly organized and validly existing, in good standing, under the laws of the State of Texas and is qualified to do business in the State of Texas.

(b) Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership and corporate action on the part of Seller.

(c) Broker’s Fees. Seller has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the origin, negotiation, execution, or performance of this Agreement, for which Buyer could be held responsible.

(d) Consummation of the transaction. Neither the execution and delivery of this Agreement nor the consummation of this transaction will violate or cause a default under (i) any Articles or other provision of any of Seller’s organizational documents; (ii) any material provision of any material contract or agreement or of any bank loan, indenture or credit agreement to which Seller is a party or by which Seller or any of the Assets is bound; (iii) any law, ordinance, rule or regulation of any governmental authority; or (iv) any of the Contracts; or (v) any applicable order, writ, judgment or decree of any court or other competent authority, and will not result in the creation of any lien, charge or encumbrance on any of the Assets, except, in the case of clauses (ii) and (iv), for such violations or defaults that would not reasonably be expected to have a material adverse effect on the value of the Assets.

(e) Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or, to Seller’s knowledge, threatened against Seller.

(f) Consents and Preferential Rights. Except as set forth in the Lease, Seller has not entered into any contracts or agreements that give a third party a right to consent to the assignment of the Assets.

(g) Taxes. Except as set forth on Schedule 4.1(g), (i) all material taxes imposed or assessed with respect to or measured by or charged against or attributable to the Assets have been, or will be, duly and timely paid by or on behalf of Seller, (ii) none of the Assets are subject to any tax audit or other proceeding, (iii) no governmental authority has asserted jurisdiction to tax the owner of the Assets other than a governmental authority to which Seller files and pays Taxes, and (iv) none of the Assets are part of an arrangement that is subject to tax partnership reporting.

(h) Contracts. Except for contracts with Buyer or any of its affiliates, Seller has not entered into any Contract for which any continuing obligation or liability will affect the Assets from and after the Closing.

(i) Operations on the Lease. Except for surface location preparations, Seller has not directly performed any drilling operations on the Lease or lands on which the Lease is situated except for such drilling operations as have been performed by Buyer or its affiliates.

(j) Environmental Compliance. To Seller’s knowledge, except with respect to operations performed by Buyer or its affiliates, Seller has complied on the Leases and Wells with all applicable environmental and health and safety laws, rules, regulations, ordinances, orders, decisions and decrees of all governmental authorities.

(k) Investor Status. Seller is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Seller has such knowledge, skills and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the Common Stock. Seller is not acquiring Common Stock as a nominee or agent or otherwise for any other person and was not formed for the purpose of acquiring the Common Stock.

(l) Securities Risks. Seller understands and accepts that the acquisition of the Common Stock comprising the Stock Consideration involves various risks and uncertainties, many of which are summarized in SilverBow’s filings with the SEC. Seller represents that it is able to bear any loss associated with an investment in the shares of Common Stock comprising the Stock Consideration.

(m) Independent Evaluation of Investment. With the assistance of Seller’s own professional advisors, to the extent that Seller has deemed appropriate, Seller has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Common Stock. Seller confirms that it is not relying on any communication (written or oral) of SilverBow or any of its affiliates, as investment or tax advice or as a recommendation to acquire the Common Stock. It is understood that information and explanations related to the terms and conditions of the securities provided in this Agreement or otherwise by SilverBow or any of its affiliates will not be considered investment or tax advice or a recommendation to acquire SilverBow’s securities, and that neither SilverBow nor any of its affiliates is acting or has acted as an advisor to Seller in deciding to invest in SilverBow’s securities. In accepting the Common Stock, Seller has made its own independent decision that an investment in the Common Stock is suitable and appropriate for Seller.

(n) Purchaser Information. Seller has had access to such information concerning SilverBow, Buyer and the Common Stock and confirms it has been offered the opportunity to ask questions of SilverBow and Buyer and receive answers thereto as it deems necessary to enable it to make an informed investment decision concerning the acquisition of the Common Stock.

(o) No Review. Seller understands that no federal or state agency has passed upon the merits of an investment in the Common Stock or made any finding or determination concerning the fairness or advisability of such an investment.

With respect to any representations and warranties made in this Section 4.1, anything qualified by “Seller’s knowledge” shall be limited to the actual knowledge of Rick McBroom and Paul Dirks, without any duty of inquiry.

4.2 Buyer’s Representations and Warranties: Buyer represents and warrants, as follows:

(a) Formation and Qualification. Buyer is a Texas limited liability company, duly organized and validly existing, in good standing, under the laws of the State of Texas and is qualified to do business in the State of Texas.

(b) Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership and corporate action on the part of Buyer.

(c) Broker’s Fees. Buyer is not a party to, or in any way obligated under, nor does Buyer have any knowledge of, any contract or outstanding claim for the payment of any broker’s or finder’s fee in connection with the origin, negotiation, execution or performance of this Agreement for which Seller could be held responsible.

(d) Consummation of the transaction. Neither the execution and delivery of this Agreement nor the consummation of this transaction will violate or cause a default under (i) any Articles or other provision of Buyer’s certificate of limited partnership, partnership agreement or other organizational documents; (ii) any material provision of any material contract or agreement or of any bank loan, indenture or credit agreement to which Buyer is a party or by which Buyer or any of the Assets is bound; (iii) any law, ordinance, rule or regulation of any governmental authority; or (iv) any applicable order, writ, judgment or decree of any court or other competent authority.

(e) Bankruptcy. There are no bankruptcy proceedings pending, being contemplated by or, to Buyer’s knowledge, threatened against it.

(f) Capitalization of SilverBow.

(i) The authorized capital stock of SilverBow consists of 40,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (the “SilverBow Preferred Stock”). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued in accordance with SilverBow’s First Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), SilverBow’s First Amended and Restated Bylaws (the “Bylaws”), or under the laws of the State of Delaware, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights, rights of first refusal or first offer or similar rights created under the Certificate of Incorporation or the Bylaws, and, as of the respective dates of the SEC Filings (as defined below) and the SilverBow Financial Statements, were issued and held as described therein. On the Effective Date, there are 12,197,736 issued and outstanding shares of Common Stock. On the Effective Date, except as set forth on Schedule 4.2(f), SilverBow has no SilverBow Preferred Stock or other equity securities issued or outstanding.

(ii) As of the Closing, the Stock Consideration will be duly authorized in accordance with the Certificate of Incorporation, and, when issued and delivered pursuant to this Agreement in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will be issued free and clear of any lien or claim and will not have been issued in violation of or subject to any preemptive rights, rights of first refusal or first offer or similar rights created under the Certificate of Incorporation, Bylaws or under the laws of the State of Delaware.

(iii) SilverBow has all requisite power and authority to issue and deliver the Stock Consideration to Seller in accordance with and upon the terms and conditions set forth in this Agreement. As of the Effective Date, all corporate action for the authorization, issuance, transfer and delivery of the Stock Consideration to Seller shall have been validly taken, and no other authorization by any Person is required therefor.

(iv) Since January 1, 2019, SilverBow has not received any notice from the New York Stock Exchange (the “NYSE”) of delisting or noncompliance with the applicable listing and corporate governance rules and regulations of the NYSE, except as disclosed in the SEC Filings.

(g) Authority Relative to this Agreement. The execution, delivery and performance by Buyer and SilverBow of this Agreement and each other transaction document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of each of Buyer and SilverBow. This Agreement has been duly executed and delivered by each of Buyer and SilverBow (and at Closing each other transaction document to which either Buyer or SilverBow is a party will have been duly executed and delivered by such party), and this Agreement constitutes the valid and binding obligations of each of Buyer and SilverBow, and at Closing each other transaction document to which either Buyer or SilverBow is a party will be the valid and binding obligation of such party, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(h) NYSE Listing. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the NYSE. SilverBow is in compliance in all material respects with all applicable rules and regulations of the NYSE and there is no suit, action, proceeding or investigation pending or, to the knowledge of the SilverBow, threatened against SilverBow by the NYSE or the Securities and Exchange Commission (the “SEC”) with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on the NYSE. SilverBow has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act.

(i) SEC Filings.

(i) SilverBow has timely filed and furnished with the SEC all forms, reports, certifications, prospectuses, proxy statements, registration statements, schedules, statements, and other documents required to be filed by it since January 1, 2019 under the Securities Act, the Exchange Act, and all other federal securities laws. All forms, reports, certifications, prospectuses, proxy statements, registration statements, schedules, statements, and other documents (including all amendments thereto) filed by SilverBow with the SEC since such date are herein collectively referred to as the “SEC Filings”. The SEC Filings, at the time filed, complied as to form in all material respects with applicable requirements of federal securities laws. None of the SEC Filings, including any financial statements or Schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As of the Effective Date, there are no outstanding or unresolved comments received from the SEC staff with respect to the SEC Filings. SilverBow has not received any notification that any of the SEC Filings is the subject of ongoing SEC review or investigation.

(ii) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the SEC Filings: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for quarterly reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations, changes in stockholders’ equity, and cash flows of SilverBow and its consolidated subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

(j) Securities Laws. Assuming Seller’s representations contained in this Agreement are true and correct, the offer and sale of the shares of Common Stock comprising the Stock Consideration (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and (c) are and will be accomplished in conformity with all other federal and applicable state securities laws. Neither Buyer nor SilverBow is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Buyer or SilverBow of this Agreement (including, without limitation, the issuance of the shares of Common Stock comprising the Stock Consideration), other than (i) the filings with the SEC of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 7.4 of this Agreement; and (v) those required by the NYSE.

(k) Investment Company Status. SilverBow is not, and after giving effect to the transactions contemplated by this Agreement, SilverBow will not be, (a) an “investment company” as defined in the Investment Company Act of 1940, as amended (“Investment Company Act”), or (b) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(l) Controls and Procedures. SilverBow’s “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) are designed to provide reasonable assurances that material information required to be disclosed by SilverBow in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. SilverBow maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act.

(m) Absence of Certain Changes. Since January 1, 2019, except as set forth in the SEC Filings filed as of the Effective Date, there has not occurred any material adverse effect or any event, occurrence, change, discovery or development of a state of circumstances or facts which would, individually or in the aggregate, reasonably be expected to result in a material adverse effect.

ARTICLE V

COVENANTS

5.1 Filings; Consents. Promptly (but in no event later than ten (10) business days) after the Closing Date, Buyer shall, at its sole cost and expense, make all filings with governmental authority necessary to record the assignment and transfer of the Assets and title thereto and to comply with applicable laws, and Seller shall reasonably assist Buyer with such filings. Buyer shall indemnify, defend, and hold harmless Seller and its respective affiliates, and its and their representatives from and against any and all claims, demands, payments, charges, judgments, assessments, losses, liabilities, damages, penalties, fines, expenses, costs, fees, settlements, and deficiencies, including any consultants’ fees, attorneys’ fees, legal, and other costs and expenses suffered or incurred therewith arising out of Seller’s or Buyer’s holding of such title or operatorship of the Assets after the Closing and prior to the securing of any necessary approval, consent, ratification, waiver, or other authorization (including any governmental authority) from any person that is required to be obtained in connection with the execution or delivery of this Agreement. From and after the Closing, Seller shall reasonably assist Buyer in obtaining any consents or waiver of preferential purchase rights set forth on Schedule 4.1(f).

5.2 Access by Seller after Closing. After the Closing Date, Seller and its authorized representatives shall have reasonable access (at Seller’s sole cost and expense) during Buyer’s normal business hours to (i) all books and records of Buyer pertaining to the Assets for periods prior to the Effective Date and (ii) the Assets for the purpose of prosecuting or defending claims, lawsuits or other proceedings, for audit purposes, or to comply with legal process, rules, regulations or orders of any governmental authority. Seller, at its sole expense, may copy any such records that it deems appropriate. Buyer agrees to maintain such books and records for a minimum of three years after Closing.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Seller’s Disclaimer.

(a) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THE SPECIAL WARRANTY OF TITLE PROVIDED IN THE ASSIGNMENT AND THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN ARTICLE 4, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, AND DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE, RELATING TO (A) TITLE TO ANY OF THE ASSETS, (B) THE CONDITION OF THE ASSETS (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS), (C) ANY INFRINGEMENT BY SELLER OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY, AND (D) THE ENVIRONMENTAL CONDITION AND OTHER CONDITION OF THE ASSETS AND ANY POTENTIAL LIABILITY ARISING FROM OR RELATED TO THE ASSETS, IT BEING DISTINCTLY UNDERSTOOD THAT THE ASSETS ARE BEING SOLD AND TRANSFERRED TO BUYER “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS AS TO ALL MATTERS”.

(b) BUYER ACKNOWLEDGES AND AFFIRMS THAT IT HAS MADE ITS OWN INDEPENDENT INVESTIGATION, ANALYSIS, AND EVALUATION OF THE ASSETS (INCLUDING BUYER’S OWN ESTIMATE AND APPRAISAL OF THE EXTENT AND VALUE OF SELLER’S HYDROCARBON RESERVES ATTRIBUTABLE TO THE ASSETS AND AN INDEPENDENT ASSESSMENT AND APPRAISAL OF THE ENVIRONMENTAL RISKS ASSOCIATED WITH THE ACQUISITION OF THE ASSETS). BUYER ACKNOWLEDGES THAT IN ENTERING INTO THIS AGREEMENT, IT HAS RELIED ON THE AFOREMENTIONED INVESTIGATION AND SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 4. BUYER HEREBY IRREVOCABLY COVENANTS TO REFRAIN FROM, DIRECTLY OR INDIRECTLY, ASSERTING ANY CLAIM, OR COMMENCING, INSTITUTING, OR CAUSING TO BE COMMENCED, ANY PROCEEDING OF ANY KIND AGAINST SELLER OR ITS AFFILIATES, ALLEGING FACTS CONTRARY TO THE FOREGOING ACKNOWLEDGEMENT AND AFFIRMATION.

6.2 Special Warranty of Title. The Assignment and Bill of Sale shall contain a special warranty of title to the Assets by, through, and under Seller, but not otherwise.

6.3 ASSUMPTION OF LIABILITIES AND INDEMNIFICATION. Except as otherwise provided in Section 7.4 with respect to indemnification rights relating to the Registrable Securities:

(a) FROM AND AFTER THE CLOSING DATE, BUYER HEREBY ASSUMES AND AGREES TO TIMELY FULFILL, PERFORM, PAY AND DISCHARGE ALL RESPONSIBILITY FOR AND RELEASES SELLER, SELLER’S PARENT, SUBSIDIARIES AND AFFILIATES, AND THE OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, OTHER EQUITY OWNERS, EMPLOYEES, REPRESENTATIVES AND AGENTS OF EACH (“SELLER INDEMNIFIED PARTIES”) FROM ANY AND ALL LIABILITY AND RESPONSIBILITY AND AGREES TO AND SHALL FULLY DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS SELLER INDEMNIFIED PARTIES FROM ANY AND ALL DAMAGES, WHATSOEVER MADE OR ASSERTED BY BUYER, ITS PARENT, SUBSIDIARIES, AFFILIATES, OR ANY SHAREHOLDER, PARTNER, OTHER EQUITY OWNER, OFFICER, DIRECTOR, EMPLOYEE, AGENT, ADVISOR OR REPRESENTATIVE THERE OF (“BUYER GROUP”), OR BY ANY THIRD PARTY (INCLUDING, BUT NOT LIMITED TO, GOVERNMENTAL AGENCIES) IN CONNECTION WITH THE FOLLOWING (THE “ASSUMED LIABILITIES”):

(i) ANY AND ALL DAMAGES AND/OR OBLIGATIONS, KNOWN OR UNKNOWN, WHICH ARE BASED UPON, RELATED TO, OR ASSOCIATED WITH THE USE, MAINTENANCE, OWNERSHIP OR OPERATION OF THE ASSETS PRIOR TO, AT, OR AFTER THE EFFECTIVE DATE, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL DAMAGES AND OBLIGATIONS: (A) FOR PLUGGING, ABANDONMENT, DECOMMISSIONING, AND SURFACE RESTORATION OF THE ASSETS, INCLUDING OIL, GAS, INJECTION, WATER, OR OTHER WELLS AND ALL SURFACE FACILITIES; (B) ATTRIBUTABLE TO OR RESULTING FROM ASSET TAXES AND ASSESSMENTS ATTRIBUTABLE TO THE ASSETS TO THE EXTENT ATTRIBUTABLE TO PERIODS (OR PORTIONS THEREOF) FROM AND AFTER THE EFFECTIVE DATE; AND (C) ATTRIBUTABLE TO THE LEASES AND CONTRACTS. “DAMAGES” SHALL MEAN ANY AND ALL CLAIMS, CAUSES OF ACTION, DEMANDS, PAYMENTS, CHARGES, JUDGMENTS, ASSESSMENTS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, EXPENSES, COSTS, FEES, SETTLEMENTS, AND DEFICIENCIES, INCLUDING ANY ATTORNEYS’ FEES, LEGAL, AND OTHER COSTS AND EXPENSES SUFFERED OR INCURRED THEREWITH.

(ii) ANY ENVIRONMENTAL CONDITION OF THE ASSETS, KNOWN OR UNKNOWN, INCLUDING, WITHOUT LIMITATION, SUCH AS MAY ARISE AS A RESULT OF NATURALLY OCCURRING RADIOACTIVE MATERIAL AND ASBESTOS OR OTHERWISE UNDER APPLICABLE ENVIRONMENTAL LAWS, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, 42 U.S.C., SECTION 9601, ET SEQ., AS AMENDED, (“CERCLA”), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, AS AMENDED, THE CLEAN AIR ACT, 42 U.S.C., SECTION 7401, ET SEQ., AS AMENDED, THE FEDERAL WATER POLLUTION ACT OF 1990, 33 U.S.C., SECTION 1251, ET. SEQ.,

AS AMENDED, AND THE OIL POLLUTION ACT OF 1990, 33 U.S.C., SECTION 2701, ET SEQ., AS AMENDED, WHETHER OR NOT SUCH CONDITION IS CAUSED BY EVENTS OR OPERATIONS OR ACTIVITIES ORIGINATING BEFORE OR AFTER THE EFFECTIVE DATE, EXCEPT TO THE EXTENT THE EXISTENCE OF SUCH CLAIMS VIOLATES ANY REPRESENTATION, WARRANTY OR AGREEMENT OF SELLER IN ARTICLE 4;

(iii) ALL OTHER DAMAGES THAT ARISE FROM THE OWNERSHIP OR OPERATION OF THE ASSETS WHETHER BEFORE OR AFTER THE CLOSING DATE, INCLUDING, BUT NOT LIMITED TO, ALL DUTIES, LIABILITIES AND OBLIGATIONS UNDER THE CONTRACTS AND UNDER THE LEASE TO THE EXTENT ATTRIBUTABLE TO THE PERIOD AFTER THE CLOSING DATE, INCLUDING, WITHOUT LIMITATION, THE PROPER AND TIMELY PAYMENT OF ROYALTY BURDENS AFFECTING THE LEASE, AS WELL AS UNDER ANY THIRD PARTY CONTRACTS OR AGREEMENTS, BOTH RECORDED AND UNRECORDED, AFFECTING THE ASSETS AND IN EXISTENCE AS OF THE EFFECTIVE DATE; AND ALL OTHER DUTIES, LIABILITIES AND OBLIGATIONS SPECIFICALLY ASSUMED BY BUYER UNDER THIS AGREEMENT WHETHER OR NOT ANY SUCH DUTIES, LIABILITIES AND OBLIGATIONS ARISE PRIOR TO OR AFTER THE CLOSING DATE; AND

(iv) THE INACCURACY OF ANY REPRESENTATION OR WARRANTY OF BUYER IN THIS AGREEMENT OR ANY OTHER AGREEMENT, INSTRUMENT, DOCUMENT, OR CERTIFICATE EXECUTED OR DELIVERED BY BUYER IN CONNECTION WITH THIS AGREEMENT, AND THE BREACH, OR FAILURE TO PERFORM OR SATISFY, ANY OF BUYER’S COVENANTS IN THIS AGREEMENT OR ANY OTHER AGREEMENT, INSTRUMENT, DOCUMENT, OR CERTIFICATE EXECUTED OR DELIVERED BY BUYER IN CONNECTION WITH THIS AGREEMENT.

(v) NOTWITHSTANDING THE FOREGOING, THE ASSUMED LIABILITIES SHALL EXCLUDE, IN ALL SUCH INSTANCES, DAMAGES AND LIABILITIES ARISING OUT OF THE FOLLOWING (COLLECTIVELY, THE “RETAINED LIABILITIES”): (A) ANY CLAIM MADE BY ANY CURRENT OR FORMER EMPLOYEE OF SELLER OR ANY AFFILIATE OF SELLER RELATING TO THEIR EMPLOYMENT WITH SELLER OR ITS AFFILIATES; (B) THE EXCLUDED ASSETS; (C) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY ANY MEMBER OF THE SELLER INDEMNIFIED PARTIES IN CONNECTION WITH THE OWNERSHIP OR OPERATION OF THE ASSETS PRIOR TO THE CLOSING DATE; (D) ANY FORWARD, FUTURES, SWAP, COLLAR, PUT, CALL, FLOOR, CAP, OPTION OR OTHER CONTRACT ENTERED INTO DIRECTLY BY SELLER THAT IS INTENDED TO BENEFIT FROM OR REDUCE OR ELIMINATE THE RISK OF FLUCTUATIONS IN THE PRICE OF COMMODITIES, INCLUDING ANY HYDROCARBONS OR OTHER COMMODITIES, CURRENCIES, INTEREST RATES AND INDICES, AND ANY FINANCIAL TRANSMISSION RIGHTS AND AUCTION REVENUE RIGHTS, AND (E) ANY TAXES ALLOCATED TO SELLER PURSUANT TO THIS AGREEMENT.

(b) SELLER AGREES TO RELEASE AND SHALL INDEMNIFY, DEFEND AND HOLD BUYER, BUYER’S PARENT, SUBSIDIARIES AND AFFILIATES, AND THE OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, OTHER EQUITY OWNERS, EMPLOYEES, REPRESENTATIVES AND AGENTS OF EACH (“BUYER INDEMNIFIED PARTIES”) HARMLESS FROM ANY AND ALL CLAIMS IN CONNECTION WITH THE FOLLOWING: (i) THE INACCURACY OF ANY REPRESENTATION OF SELLER IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT, INSTRUMENT, DOCUMENT, OR CERTIFICATE EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, (ii) THE BREACH, OR FAILURE TO PERFORM OR SATISFY, ANY OF SELLER’S COVENANTS IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT, INSTRUMENT, DOCUMENT, OR CERTIFICATE EXECUTED OR DELIVERED BY SELLER IN CONNECTION WITH THIS AGREEMENT, AND (iii) THE RETAINED LIABILITIES.

(c) As soon as reasonably practical after obtaining knowledge thereof, the indemnified Party shall notify the indemnifying Party of any claim or demand which the indemnified Party has determined has given or could give rise to a claim for indemnification under this Section 6.2. Such notice shall specify the agreement, representation or warranty with respect to which the claim is made, the facts giving rise to the claim and the alleged basis for the claim, and the amount (to the extent then determinable) of liability for which indemnity is asserted. In the event any action, suit or proceeding is brought with respect to which a Party may be liable under this Section 6.2, the defense of the action, suit or proceeding (including all settlement negotiations and arbitration, trial, appeal, or other proceeding) shall be at the discretion of and conducted by the indemnifying Party. If an indemnified Party shall settle any such action, suit or proceeding without the written consent of the indemnifying Party (which consent shall not be unreasonably withheld), the right of the indemnified Party to make any claim against the indemnifying Party on account of such settlement shall be deemed conclusively denied. An indemnified Party shall have the right to be represented by its own counsel at its own expense in any such action, suit or proceeding, and if an indemnified Party is named as the defendant in any action, suit or proceeding, it shall be entitled to have its own counsel and defend such action, suit or proceeding with respect to itself at its own expense. Subject to the foregoing provisions of this Section 6.2, neither Party shall, without the other Party’s written consent, settle, compromise, confess judgment or permit judgment by default in any action, suit or proceeding if such action would create or attach any liability or obligation to the other Party. The parties agree to make available to each other, and to their respective counsel and accountants, all information and documents reasonably available to them which relate to any action, suit or proceeding, and the parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

6.4 Liability Limitations.

(a) Survival. After the Closing, any assertion by any Buyer Indemnified party that the Seller is liable (i) for the inaccuracy of any representation or warranty, (ii) for the breach of any covenant, or (iii) for indemnity under the terms of this Agreement must be made in writing and given to the Seller on or prior to the date that is the twelve month anniversary of the Closing Date, except for the representations and warranties included in Section 4.1(g) which shall survive until the date that is 30 days after the expiration of the applicable statute of limitation. The notice shall state the facts known to Buyer that give rise to such notice in sufficient detail to allow Seller to evaluate the assertion.

(b) Threshold. Except with respect to the representations and warranties included in Section 4.1(g), none of the Buyer Indemnified Parties shall be entitled to assert any right to indemnification hereunder or to otherwise seek any damages or other remedies for or in connection with (1) the inaccuracy of any representations of Seller contained in this Agreement or in any other agreement, instrument, document or certificate executed or delivered in connection with this Agreement; (2) the breach of, or failure to perform or satisfy any of the covenants of Seller set forth in this Agreement or in any other agreement, instrument, document or certificate executed or delivered in connection with this Agreement; or (3) any liabilities otherwise arising in connection with or with respect to the transactions contemplated in this Agreement until the aggregate amount of the liabilities for such misrepresentations and breaches actually suffered by Buyer exceeds $50,000, and then only to the extent of such excess.

(c) Maximum Liability. Except with respect to the representations and warranties included in Section 4.1(g), Seller shall not be required to indemnify any Buyer Indemnified party or pay any other amount in connection with or with respect to the transactions contemplated in this Agreement in any amount exceeding in the aggregate $2,400,000.

(d) Benefits. The amount of any liabilities for which any of the Buyer Indemnified Parties or Seller Indemnified Parties is entitled to indemnification or other compensation under this Agreement or in connection with or with respect to the transactions contemplated in this Agreement shall be reduced by any corresponding insurance proceeds realized or that could be realized by such party if a claim were properly pursued under the relevant insurance arrangements.

(e) Actual Damages. None of the Buyer Indemnified Parties nor the Seller Indemnified Parties shall be entitled to recover from Seller or Buyer, respectively, for any losses, costs, expenses, or damages arising under this Agreement or in connection with or with respect to the transactions contemplated in this Agreement any amount in excess of the actual compensatory damages, court costs and reasonable attorney fees, suffered by such party. Buyer on behalf of the Buyer Indemnified Parties and Seller on behalf of the Seller Indemnified Parties waives any right to recover punitive, special, exemplary and consequential damages arising in connection with or with respect to the transactions contemplated in this Agreement.

(f) Exclusive Remedy. If the Closing occurs, the sole and exclusive remedy of each of the Buyer Indemnified Parties and the Seller Indemnified Parties with respect to the purchase and sale of the Assets shall be pursuant to the express provisions of this Article 6. Any and all (1) claims relating to the representations, warranties, covenants and agreements contained in this Agreement, (2) other claims pursuant to or in connection with the Agreement or (3) other claims related to the Assets and the purchase and sale thereof shall be subject to the provisions set forth in this Article 6. Except for claims made pursuant to the express indemnification provisions set forth in this Article 6, (i) Buyer on behalf of each of the Buyer Indemnified Parties shall be deemed to have waived, to the fullest extent permitted under applicable law, any right of contribution against Seller or any of its affiliates and any and all rights, claims and causes of action it may have against Seller or any of its affiliates arising under or based on any federal, state or local statute, law, ordinance, rule or regulation or common law or otherwise and (ii) Seller on behalf of each of the Seller Indemnified Parties shall be deemed to have waived, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Buyer or any of its affiliates arising under or based on any federal, state or local statute, law, ordinance, rule or regulation or common law or otherwise.

(g) Payment of Money. Seller and Buyer acknowledge that the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated in this Agreement. As the payment of money shall be adequate compensation, Buyer and Seller waive any right to rescind this Agreement or any of the transactions contemplated hereby.

6.5 Express Negligence. THE INDEMNIFICATION, RELEASE AND ASSUMED LIABILITIES PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY IN PART FROM THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

ARTICLE VII

CLOSING

7.1 Time and Place of Closing. The sale and purchase of the Assets pursuant to this Agreement (“Closing”) shall be held electronically, or, if not electronically, at the offices of Buyer in Houston, Texas, on or before August 3, 2021 (the “Closing Date”), or at such other time and place as Buyer and Seller may agree in writing. At Closing, Seller will deliver to Buyer a statement setting forth in reasonable detail Seller’s reasonable determination of the Purchase Price, adjusted as provided in Section 2.2, based upon the best information available at that time (the “Preliminary Settlement Statement”). The estimate delivered in the Preliminary Settlement Statement by Seller in accordance with this Section 7.1, will be the Purchase Price to be paid by Buyer to Seller at the Closing.

7.2 Closing Obligations. At the Closing, the following events (“Closing Obligations”) shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) the delivery of an executed Assignment and Bill of Sale, conveying to Buyer the Assets, containing a special warranty of title against all claims arising by, through or under Seller;

(b) executed counterparts of the Preliminary Settlement Statement;

(c) Buyer shall deliver or cause to be delivered the cash portion of the Purchase Price by wire transfer of immediately available funds to the account designated by Seller;

(d) SilverBow shall deliver to Seller a certificate evidencing the Stock Consideration, free and clear of all liens and restrictions, other than restrictions imposed by this Agreement and applicable securities laws; and

(e) such documents as either Party or counsel for either Party may reasonably request, including letters-in-lieu of transfer order to purchasers of production from the Wells (which shall be prepared and provided by Buyer and reasonably satisfactory to Seller).

7.3 Final Settlement. As soon as practicable after the Closing but no later than 90 days, Seller shall prepare and deliver to Buyer in accordance with this Agreement and generally accepted accounting principles, a statement (“Final Settlement Statement”) setting forth each adjustment to the Cash Purchase Price in accordance with Section 2.2. Within thirty (30) days after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to the Final Settlement Statement. The parties shall undertake to agree with respect to the amounts due pursuant to such post-closing adjustment no later than thirty (30) days after Seller has received Buyer’s proposed changes. The date upon which such agreement is reached or upon which the final Cash Purchase Price is established shall be called the “Final Settlement Date”. If the parties cannot agree to the adjustment of the final Cash Purchase Price, then either Buyer or Seller may submit such disputed adjustments to an independent accountant reasonably acceptable to both parties, and the determination made as to such disputed adjustments by such accounting firm shall be final and binding upon Buyer and Seller, it being understood that the accounting firm shall have the authority to resolve only accounting disputes, not legal disputes. The fees charged by such accounting firm shall be borne equally by each Party. If (i) the final Cash Purchase Price is more than the Purchase Price set forth in the Preliminary Settlement Statement, Buyer shall pay by check the amount of such difference to Seller or to Seller’s account (as designated by Seller) or (ii) the final Cash Purchase Price is less than the Purchase Price set forth in the Preliminary Settlement Statement, Seller shall pay by check the amount of such difference to Buyer or to Buyer’s account (as designated by Buyer). Payment by Buyer or Seller shall be made within five (5) days after the Final Settlement Date. However, in no instance shall interest be paid by either Party on the amounts paid pursuant to the provisions of this Article 7.3.

7.4 Registration Rights.

(a) SilverBow agrees that it shall use its reasonable best efforts file with the SEC (at SilverBow’s sole cost and expense) as soon as reasonably practicable after the Closing Date, and, in any event, within thirty (30) calendar days after the Closing Date (the “Filing Date”) a registration statement on Form S-3 under the Securities Act to register the resale of the Registrable Securities (as defined below) from time to time as permitted by Rule 415 under the Securities Act (the “Registration Statement”), and SilverBow shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the Filing Date (but, shall use its commercially reasonable efforts to have the Registration Statement declared effective no later than the earlier of (i) the 45th calendar day (or 90th calendar day if the SEC notifies SilverBow that it will “review” the Registration Statement) following the Filing Date and (ii) the 10th business day after the date SilverBow is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review) (the “Effectiveness Date”); provided, however, that SilverBow’s obligations under this Section 7.4 are contingent upon Seller furnishing in writing to SilverBow such information required to be included in the Registration Statement regarding Seller and any of its affiliates holding Registrable Securities, the securities of SilverBow held by Seller and such affiliates, including, but not limited to, the Registrable Securities held by Seller and such affiliates, and the intended method of disposition of the Registrable Securities as shall be reasonably requested by SilverBow to effect the registration of Registrable Securities and Seller and such affiliates shall execute such documents in connection with such registration as SilverBow or any applicable underwriter may reasonably request that are customary of a selling stockholder in similar situations; provided that Seller shall not in connection with the filing of the Registration Statement be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. Any failure by SilverBow to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve SilverBow of its obligations to file or effect the Registration Statement as set forth above in this Section 7.4. SilverBow will provide a draft of the Registration Statement to the Seller for review at least four (4) business days in advance of filing the Registration Statement. In no event shall the Seller be identified as a statutory underwriter in the Registration Statement unless (i) requested by the SEC or SilverBow is advised by its legal counsel that identifying the Seller as a statutory underwriter is required under the Securities Act and (ii) SilverBow has provided Seller with prior written notice that it would be identified as a statutory underwriter in the Registration Statement. SilverBow shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities or such shorter period upon which the Seller has notified SilverBow that such Registrable Securities have actually been sold. SilverBow shall file all reports, and provide all customary and reasonable cooperation, necessary to enable the Seller to resell Registrable Securities pursuant to the Registration Statement or Rule 144 promulgated under the Securities Act (or any successor rule promulgated by the Commission) (“Rule 144”), as applicable, qualify the Registrable Securities for listing on the applicable stock exchange, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to Seller as a holder of Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the shares of Common Stock comprising the Stock Consideration and any other equity security of SilverBow issued or issuable with respect to the such shares of Common Stock comprising the Stock Consideration by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by SilverBow and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 (and without limitation on the amount of securities sold or the manner of sale and without the requirement for SilverBow to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), if applicable); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

(b) In the case of the registration, qualification, exemption or compliance effected by SilverBow pursuant to this Agreement, SilverBow shall, upon reasonable request, inform Seller as to the status of such registration, qualification, exemption and compliance. At its expense, SilverBow shall:

(i) use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which SilverBow determines to obtain, continuously effective with respect to Seller (it being understood that if Form S-3 is not available to SilverBow during any period SilverBow is required pursuant to this Agreement to keep the Registration Statement effective, then SilverBow shall register the Registrable Securities on Form S-1 or such other form of registration statement as is then available to effect or maintain a registration for resale of the Registrable Securities and such registration statement shall contain a prospectus in such form as to permit Seller to sell such Registrable Securities pursuant to Rule 415 under the Securities Act or any successor or similar rule adopted by the SEC then in effect), and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions;

(ii) advise Seller within five (5) business days:

(A) when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(D) of the receipt by SilverBow of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E) subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, SilverBow shall not, when so advising Seller of such events, provide Seller with any material, nonpublic information regarding SilverBow other than to the extent that providing notice to Seller of the occurrence of the events listed in (A) through (E) above constitutes material, nonpublic information regarding SilverBow, in which case, Seller shall agree to keep confidential the occurrence of any such events listed in (A) through (E);

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, SilverBow shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the shares of Common Stock issued by SilverBow have been listed;

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable Seller to sell the Registrable Securities under Rule 144; and

(vii) upon receipt of a legal opinion from outside counsel, reasonably satisfactory to SilverBow, that the shares of Common Stock comprising Stock Consideration are no longer restricted securities, use its commercially reasonable efforts, if requested by Seller, to cause the removal of the restrictive legends from any such shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such shares.

(c) Indemnification.

(i) SilverBow agrees to indemnify, to the extent permitted by law, Seller (to the extent a seller under the Registration Statement), its managers, members, directors, officers, agents, and employees, and each person who controls Seller (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees of one law firm), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to SilverBow by or on behalf of Seller expressly for use therein or Seller has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7.4(c)(i) shall not apply to amounts paid in settlement of any out-of-pocket losses, claims, damages, liabilities and expenses if such settlement is effected without the consent of SilverBow (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall SilverBow be liable for any out-of-pocket losses, claims, damages, liabilities and expenses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Seller, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by Seller in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by Seller, or (D) in connection with any offers or sales effected by or on behalf of Seller in violation of this Agreement.

(ii) Seller agrees to indemnify and hold harmless SilverBow, its directors, officers, agents, employees and each person or entity who controls SilverBow (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of Seller expressly for use therein; provided, however, that the liability of Seller shall be in proportion to and limited to the net proceeds received by Seller from the sale of Registrable Securities giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification pursuant to this Section 7.4(c) shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 7.4(c)(v) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of Seller shall be limited to net proceeds received by Seller from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7.4(c)(v) from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VIII

MISCELLANEOUS

8.1 Exhibits and Schedules. The Exhibits and Schedules referred to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

Each Party to this Agreement has received a complete set of Exhibits and Schedules as of the execution of this Agreement.

8.2 Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement shall be paid by the Party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

8.3 Notices. All notices and communications required or permitted under this Agreement shall be in writing, and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed or by e-mail transmission, overnight courier, or U.S. mail, when received by the Party charged with such notice and addressed as follows:

If to Seller:

San Isidro Energy Company II, LLC

500 North Shoreline Blvd., Suite 1005

Corpus Christi, Texas 78401

Attention: John P. McBroom

Email: rmcbroom@sanisidrodevelopment.com

If to Buyer:

SilverBow Resources Operating, LLC

920 Memorial City Way, Suite 850

Houston, Texas 77024

Attention: Chis Abundis

Email: Legal.Notices@sbow.com

with a copy to:

Gibson, Dunn & Crutcher, LLP

811 Main St., Suite 3000

Houston, Texas 77005

Attention: Stephen Olson

Email: solson@gibsondunn.com

Any Party may, by written notice so delivered to the other parties, change the address or individual to which delivery shall thereafter be made. If any Party rejects or otherwise refuses to accept a notice, or if the notice cannot be delivered because of a change in address for which no notice was given to the Party attempting to give or make such notice, such notice shall be deemed to have been received upon such rejection, refusal, or inability to deliver.

8.4 Amendments. This Agreement may not be amended nor any rights hereunder waived, except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

8.5 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

8.6 Headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect the terms or provisions of this Agreement.

8.7 Counterparts. This Agreement may be executed by Seller, Buyer, and SilverBow in any number of counterparts, each of which shall be deemed an original instrument, but all of which, together, shall constitute but one and the same instrument.

8.8 References. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations. As used in this Agreement, “Person” shall mean any natural person, corporation, partnership, trust, estate or other entity.

8.9 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Texas. The Parties each consent to the exercise of jurisdiction in person and by the courts of the State of Texas for any action arising out of this Agreement. All proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement shall be exclusively litigated in the courts having sites in Harris County, Texas, and each Party waives any objection it may have to venue or jurisdiction therein.

8.10 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

8.11 Parties in Interest. This Agreement shall be binding upon Buyer, Seller, and SilverBow, and shall inure to the benefit of, Buyer, Seller, SilverBow, the Buyer Indemnified Parties, the Seller Indemnified Parties, and each of their respective successors and permitted assigns, and nothing contained in this Agreement, expressed or implied, is intended to confer upon any other person or entity any benefits, rights or remedies. The parties hereto reserve the power to modify or terminate this Agreement without the consent of any third person on whom rights and remedies are conferred as a result of the transaction contemplated in this Agreement.

8.12 Further Assurances. After Closing, each Party hereto, at the request of the other, shall, from time to time, without additional consideration execute and deliver such further agreements and instruments of conveyance and take such other action as the other Party hereto may reasonably request in order to convey and deliver the Assets to Buyer and to otherwise accomplish the transactions contemplated by the Agreement.

8.13 Public Announcements. Prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the Party desiring to make such public announcement or statement shall consult with the other parties hereto and attempt to agree upon the text of a joint public announcement or statement to be made by such parties, and no such announcement or statement may be made by a Party without the prior consent of the other Party, such consent not to be unreasonably withheld; provided, however, that nothing herein shall (1) restrict either Seller or Buyer from making any disclosure required by law or rule of any stock exchange, including any disclosure in the reports filed by a Party with the SEC, or (2) restrict Buyer from disclosing any or all information to prospective investors.

8.14 Records. Seller, at Buyer’s cost and expense, shall deliver originals (if in the possession of Seller) of all Records to Buyer (FOB Seller’s office) within sixty (60) days after the Closing. With respect to any original Records delivered to Buyer, (a) Seller shall be entitled to retain copies of such Records, and (b) Buyer shall retain any such original Records for at least seven (7) years beyond the Closing Date.

[Signature pages follow]

EXECUTED on the day, month and year first above mentioned.

SELLER: San Isidro Energy Company II, LLC

By:	/s/ Blackstone Dilworth
Name: Blackstone Dilworth Title: Manager

Signature Page to Purchase and Sale Agreement

BUYER: SilverBow Resources Operating, LLC

By:	/s/ Christopher M. Abundis
Name: Christopher M. Abundis Title: Executive Vice President, Chief Financial Officer, General Counsel & Secretary

SILVERBOW: SilverBow Resources, Inc.

By:	/s/ Christopher M. Abundis
Name: Christopher M. Abundis Title: Executive Vice President, Chief Financial Officer, General Counsel & Secretary

Signature Page to Purchase and Sale Agreement

EXHIBIT “A”

EXHIBIT “B”